                                                                 Exhibit 10(L)

                      Dated the 28th day of November 1996.

                American International Assurance Company Limited
                                 (the "Vendor")

                                       and

                               Tse Sze Wing Edmund
                                (the "Purchaser")
                                       and

                                 Tse Wai Pik Kin
                                 (the "Spouse")

                                       and
                    Ada Koon Hang Tse & Elaine Koon Ming Tse
                                (the "Children")

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                                    AGREEMENT

                                       for

Sale and Purchase of 3,327 equal undivided 46,954th parts or shares of and in Rural Building Lot No. 687 and of and in the messuage erections and buildings erected thereon known at the date hereof as No. 9 Headland Road (previously known as No. 10 Headland Road) and No. 10 Headland Road (previously known as No. 9 Headland Road (The "Estate")) together with the exclusive right and privilege to hold use occupy and enjoy all that UNIT 10C (also known as Unit 3) on the GROUND FLOOR and the Carparks Nos. 23 and 24 of the Estate.

--------------------------------------------------------------------------------

          REGISTERED at the Land

Registry by Memorial No.

on
                                p. Land Registrar

                               PHILIP K. H. WONG,
                            KENNEDY Y.H. WONG & CO.,
                             SOLICITORS & NOTARIES,
                                    HONG KONG

Ref.: 1/56/196/61044
Doc #:NO203

THIS AGREEMENT is made the 28th day of November, One thousand nine hundred and ninety six

BETWEEN the several person(s) or corporations(s) whose respective names adreeses and descriptions are set out in Part I of the Schedule hereto (the "Vendor", the "Purchaser" the "Spouse" and the "Children").

Whereas:

A. The Vendor is the registered and beneficial owner of the property more particularly described in Part V of the Schedule hereto (the "Property").

B. The Purchaser has worked with the Vendor for 35 years and is now the President and Chief Executive Officer of the Vendor.

C. In consideration of the Purchaser's loyalty faithfulness and contributions to the Vendor, the Vendor agrees to sell the Property to the Purchaser on the terms and conditions as hereinafter appearing.

D. The Spouse is the wife and the Children are the natural children of the Purchaser and they join in this Agreement to signify their acknowledgement of the provisions of this Agreement, in particular Clause 34 hereof and their agreement to observe the conditions set out therein if those conditions apply to them at the relevant material time.

It is hereby agreed as follows:

Agreement

1. The Vendor shall sell and the Purchaser shall purchase the "Property" absolutely or (as the case may be) for the residue of the term of years created by the Crown Lease referred to in Part V of the Schedule hereto ("the Crown Lease")


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subject as hereinafter provided but otherwise free from all incumbrances.

Price:

2. The purchase price for the Property is set out in Part II of the Schedule hereto ("the Price").

Deposit

3. A deposit/deposits in the amount(s) set out in Part III of the Schedule hereto ("the Deposit") is or shall be paid in manner as therein described as a deposit/deposits of the purchase money which amount(s) shall on completion be applied towards payment of the Price and the Purchaser hereby agrees that the Deposit so paid shall be released to the Vendor on the signing hereof instead of being held by Messrs. Philip K. H. Wong, Kennedy Y. H. Wong & Company, Solicitors, as stakeholders. The balance of the Price shall be paid on completion.

Completion

4. Completion shall take place at the offices of Messrs. Philip K. H. Wong, Kennedy Y. H. Wong & Company, on or before the time and date stated in Part IV of the Schedule hereto ("the Completion Date"). Completion shall take place by way of undertaking (subject to the usual Law Society Qualifications) unless either party shall serve on the other party or the other party's solicitors 3 days before the Completion Date a notice in writing requesting formal completion in which case formal completion shall take place.

Vacant Possession

5. Vacant possession of the Property shall be given to the Purchaser on completion. The Vendor hereby warrants that no Order or decision


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in any manner or form has been or is deemed to have been made by the Lands
Tribunal or the District Court or any Court of Record in Hong Kong during the period of two years immediately preceding the date hereof under or pursuant to
Section 53 or Section 119E of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) for possession of the Property or any part thereof.

Time of the Essence

6. Time shall in every respect be of the essence of this Agreement.

Capacity

7. The Vendor shall assign the Property as BENEFICIAL OWNER.

Commencement of good title

8.(a) The title shall commence with the Crown Lease and the Vendor shall give good title to the Property in accordance with Section 13 of the Conveyancing and Property Ordinance (Cap.219) ("the Title Documents") and no requisitions or objection to title or otherwise shall be raised by the Purchaser to the Vendor's title prior to the Title Documents or to the physical condition or illegibility of any documents.

(b) The Vendor shall prove such title at his own expense and shall at the like expense make and furnish to the Purchaser such copies of any deeds and documents of title, wills and matters of public record as may be necessary to prove such title. The costs of verifying the title by inspection and examination including search fees shall be borne by the Purchaser who


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        shall also if the Purchaser requires copies or certified copies of any documents in the Vendor's possession relating as well to the Property as to other property retained by the Vendor pay the costs of such copies or certified copies.

Requisitions

9.(a) Any requisitions or objections in respect of the title or otherwise arising out of this Agreement shall be delivered in writing to the Vendor's Solicitors within seven working days from the date of delivery of the title deeds to the Purchaser's Solicitors or (as the case may be) within seven working days from the date of reply to the requisitions of the Purchaser's Solicitors by the Vendor's Solicitors otherwise the same shall for all intents and purposes be considered as waived (in which respect time shall be of the essence of the Agreement) and the Purchaser shall be deemed for all intents and purposes to have accepted the Vendor's title to the Property if no requisitions or objection to title is made within the said respective seven working days' periods and if the Purchaser shall make and insist on any objection or requisitions in respect of the title or otherwise which the Vendor shall be unable or (on the grounds of difficulty, delay or expense or on any other reasonable ground) unwilling to remove or comply with the Vendor shall notwithstanding any previous negotiation or litigation be at liberty on giving to the Purchase or his Solicitors not less than seven days' notice in writing to annul the sale in which case, unless the objection or requisitions shall have been in the meantime withdrawn, the sale shall at


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        the expiration of the notice be annulled the Purchaser being in that event entitled to a return of the Deposit forthwith but without interest, costs or compensation and the Purchaser shall return to the Vendor all title deeds, documents and any other papers furnished to the Purchaser or his solicitors by or on behalf of the Vendor in connection with the sale and purchase hereunder.

(b) Notwithstanding anything contained in Section 13 of the Conveyancing and Property Ordinance (Cap.219) or herein contained to the contrary it is hereby expressly agreed that as obtaining certified copy(ies) of title deeds and documents from the Land Registry or the appropriate New Territories Land Registry takes some time, in case that the Purchaser shall require additional title deeds or documents not in the possession of the Vendor (hereinafter called the "Missing Documents") to prove such title, the Purchaser shall, against the Vendor's or his Solicitors' undertaking to produce certified copy(ies) or original (if applicable) thereof within 7 days of the Vendors' Solicitors receiving the same from the Land Registry or the appropriate New Territories Land Registry (as the case may be) or other relevant parties, accept for the purpose of approving title of the Property, copy(ies) of the Missing Documents obtained from the records of the Land Registry or the appropriate New Territories Land Registry (as the case may be) or other relevant parties and the seven-working-day limit for raising requisitions or objection insofar as they/it relate(s) to the Missing Documents shall run from the date of receipt of the said copy(ies) of the

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        Missing Documents by the Purchaser and the failure of the Vendor to furnish certified copy(ies) or original (if applicable) of the Missing Documents to the Purchaser on the Completion Date shall not by itself be a ground for delay or refusal of completion by the Purchaser.

Deed of Mutual Covenant and Management Agreement

10. On Completion of the sale and purchase the Purchaser Mutual shall EITHER enter into a Deed of Mutual Covenant and Management Agreement relating to the Estate to define their respective rights and obligations of and in the Estate and to make provision for the management of the Estate OR at the Vendor's option accept the Assignment of the said premises from the Vendor subject to and with the benefit of a Deed of Mutual Covenant and Management Agreement entered into by the Vendor with another purchaser or purchasers in respect of the Estate. The draft of such Deed of Mutual Covenant and Management Agreement ("the Deed of Mutual Covenant") shall be provided to the Purchaser/ his solicitors before the Completion of the Sale and Purchase.

Insurance

11.(a) Immediately after the signing of the Agreement, the Property shall as between the Vendor and the Purchaser be at the Purchaser's risk.

(b) The Vendor does not warrant that any or any adequate policy of insurance exists relating to the Property or, is any such policy exists, that it will be renewed on expiration.

(c) The Purchaser has also been advised that it is difficult for the Vendor to transfer the insurance policy (if any) on the Property or the benefit thereof


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        to the Purchaser and the Purchaser is advised to take out proper insurance coverage on the Property for his own protection and benefit.

12. On the payment of the residue of the Price in manner provided herein (or where the parties have agreed on any applicable undertakings following such payment as aforesaid and in compliance with the applicable undertakings), the Vendor as beneficial owner and all other necessary parties (if any) will execute a proper Assignment or other assurance of the Property sold to the Purchaser in favour of the Purchaser personally subject as herein provided but otherwise free from incumbrances and thereafter deliver the same to the Purchaser. The Purchaser shall not sub-sell the Property nor nominate another party to take up the Assignment.

Legal costs and Expenses

13. Each party shall pay his own solicitors' costs and expenses for incidental to the preparation, execution and registration of this Agreement and the subsequent Assignment.

Agency

14.(a) Except as herein otherwise stated all moneys paid hereunder by the Purchaser to the Vendor's solicitors as deposit or balance of purchase price shall be deemed to have been received by them as the Vendor's agents.

(b) The Vendor declares that Messrs. Philip K. H. Wong, Kennedy Y. H. Wong & Company are the Vendor's agents for the purposes of receiving all monies payable to the Vendor pursuant to this Agreement including the balance of the purchase money payable upon completion.


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

(c) The Vendor further declares that the payment to such agents of any deposit, installments of the purchase monies (if any) and the balance thereof shall be a full and sufficient discharge of the Purchaser's obligations hereunder.

(d) The Vendor may revoke the authority of such agents and appoint other solicitors as agents in their place. No such revocation shall be valid unless it:

        (i)     is in writing addressed to the Purchaser; and

        (ii) is delivered to the Purchaser care of Messrs. T. S. Tong & Co., his solicitors, at least seven clear days prior to completion; and

        (iii)   specifically identifies this Agreement.

Stamp duty, etc.

15. The stamp duty and land registration fees payable on this Agreement and the subsequent Assignment made pursuant to this Agreement and the plan fees for the plans annexed or to be annexed to this Agreement and the Assignment shall be borne by the Purchaser absolutely. The Purchaser shall submit this Agreement to the Collector of Stamp Revenue for adjudication of stamp duty and the adjudication fee shall be borne and paid by the Purchaser absolutely. In the event of the consideration stated in the Assignment being not accepted by the Collector of Stamp Revenue as representing the true value of the Property hereby agreed to be sold and purchased the excess stamp duty being charged in accordance with his valuation of the Property shall also be paid by the Purchaser and the Purchaser shall keep the Vendor fully indemnified in respect thereof. The provisions of the Clause shall survive completion of the sale and purchase hereunder.


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16. Then parties hereto hereby declare that they fully understand and acknowledge that the date referred to in Clause 2(A) to Part VI of the Schedule hereto will be the date upon which the valuation of the Property for stamp duty purpose under the Stamp Duty (Amendment) Ordinance 1992 is to be made. Without prejudice to the generality of the information as set out in Part VI of the Schedule hereto, no warranty or representation is or is deemed to be given by the Vendor as to any matters stated in item 1 of the said part VI of the Schedule hereto and the Purchaser is hereby advised to make such investigation and inquiry as he sees fit.

Withdrawal of warranty representation

17. This Agreement comprises all the terms agreed between the parties hereto and no warranties or representations express or implied are or have been made or are given by the Vendor or by any person on his behalf relating to the Property or the user thereof or the possibility of any redevelopment thereof or its redevelopment potential prior to the signing hereof and if any such warranty or representation express or implied has been made the same is withdrawn or deemed to have been withdrawn immediately before the parties entered into this Agreement.

Land resumption

18. The Vendor hereby declares that the Vendor has not received any notice under the Crown Land Resumption Ordinance (Cap.124) or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance (Cap.276) or any notice from any government or other competent authority subsisting at the date hereof requiring the Vendor to demolish or reinstate any part of the Property and that he has no actual


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knowledge whatsoever whether the Property is included in or affected by any lay-out plans (draft or approved) under the Town Planning Ordinance (Cap.131). The Vendor hereby undertakes to notify the Purchaser forthwith upon receipt of any of the aforesaid notices (if any). The Purchaser shall be solely responsible for making his own inquiry and investigation regarding any provisions or redevelopment restrictions affecting the Property. The Vendor shall not be liable for any loss or damage which the Purchaser may incur or suffer as a result of the Property becoming affected or being made subject to the provisions of any Ordinance and the Purchaser shall take the Property at his own risks and shall nevertheless complete the purchase of the Property.

No Warranty as to dimension boundary etc.

19. The respective positions measurements (if any) and boundaries stated and shown on any plan referred to or furnished with this Agreement are believed but not warranted by the Vendor to be correct. No discrepancy or inaccuracy or error misstatement misdescription or omission herein or in any plan referred to or furnished with or any statement made in the course of the negotiations leading to this Agreement shall invalidate this Agreement, annul the sale nor entitle the Purchaser to be discharged from the purchase hereunder nor shall any compensation be allowed in respect thereof.

Inspection

20. Notwithstanding anything to the contrary herein, the Purchaser hereby expressly declares that he has duly inspected the Property prior to the signing of this Agreement and is fully aware that he is purchasing the Property in its present state


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and user thereof and shall not make any objection or raise any requisition thereto or in connection therewith. No warranty is given by the Vendor on any of the following matters, namely:

(a) the physical state and condition quality or fitness of the fixtures fittings and finishes or the installations and appliances (if any) incorporated in the Property or in the Estate:

(b)     the physical state and condition of the Property and the Estate;

(c)     the permitted user of the Property; and

(d)     the redevelopment potential of the Property.

21.(a) Should the Purchaser for any cause (other than the default of the Vendor) fail to complete the purchase herein in accordance with the terms and conditions herein contained the Vendor may (without being obliged to tender an Assignment to the Purchaser) forthwith determine this Agreement by giving notice of termination in writing to the Purchaser or his Solicitors to such effect and the Vendor shall thereupon be entitled to re-enter upon the Property and repossess the same if possession shall have been given to the Purchaser free from any right or interest of the Purchaser therein and the Vendor shall be entitled to forfeit the Deposit. Upon determination of this Agreement the Vendor may either retain the Property, the subject of this Agreement or any part or parts thereof or resell the same either by public auction or by private contract or partly by one and partly by the other subject to such conditions and stipulations as to title or otherwise as the Vendor may think fit and the Vendor shall be entitled to recover from the Purchaser any deficiency in


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        price which may result on and all expenses incurred in such resale and to retain any excess of the consideration under any such resale over the Price. It is hereby further agreed that the Vendor shall also be entitled to recover from the Purchaser such other damages and/or losses (if any) as the Vendor may sustain by reason of such failure on the part of the Purchaser. On the exercise of the Vendor's right to determine this Agreement as aforesaid the Vendor shall have the right, if this Agreement shall have been registered at the Land Registry or any New Territories Land Registry, to register at the Land Registry or the relevant New Territories Land Registry an instrument signed by the Vendor alone evidencing determination as aforesaid of the sale of the Property. This Clause shall not preclude or be deemed to preclude the Vendor from taking other steps or remedies to enforce the Vendor's rights under this Agreement or otherwise and shall not prevent the Vendor from recovering any deficiency in the price and expenses incurred in the resale and such other damages, and/or losses (if any) suffered by him by reason of the Purchaser's failure.

(b) If the Vendor shall (for any cause save as herein provided) fail to complete the sale of the Property in accordance with the terms and conditions hereof then the Deposit paid by the Purchaser hereunder shall be forthwith returned to the Purchaser who shall also be entitled to recover from the Vendor such damages (if any), in addition to the return of the Deposit, as the Purchaser may sustain by reason of such failure on the part of the Vendor and it shall not be necessary for the Purchaser to enter an Assignment to the Vendor for execution before taking proceedings to enforce specific performance of this Agreement or for damages for breach of this Agreement.


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Implied covenants

22. There are incorporated into this Agreement as if they were herein written the covenants and the conditions respectively on the part of the Vendor and the Purchaser set out in Part A of the Second Schedule to the Conveyancing and Property Ordinance (Cap.219) unless they are inconsistent with the provisions herein in which event the provisions herein shall prevail.

Interpretation

23. Where two or more persons are comprised in any of the expressions "the Vendor" and/or "the Purchaser" the agreements herein contained shall be deemed to be made by such persons jointly and severally.

24. Notwithstanding anything herein provided, if the completion date for the sale and purchase of the Property and/or any of the dates(s) stipulated for payment herein shall fall on a day which is not a business day (defined as a day on which licensed banks are open for business in Hong Kong) or shall fall on a day on which typhoon signal No. 8 or above is hoisted in Hong Kong at any time between 9:00 am and 4:00 pm, such date or dates for payment or the Completion Date (as the case may be) shall automatically be postponed to the next business day or such next succeeding business day on which no typhoon signal No. 8 or above is hoisted between the aforementioned hours (as the case may be). If completion is stipulated to take place on or before a certain date but no time of the day is expressly stipulated, the sale and purchase shall be completed between the hours of 9:00 am and 5:00 pm on or before the completion date and if such date shall fall on a Saturday then between the hours of 9:00 am and 1:00 pm.


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Gender clause

25. Unless the context otherwise requires, words herein importing the masculine feminine and neuter genders shall include the others of them and words importing the singular shall include the plural and vice versa.

Marginal notes

26. The marginal notes herein are inserted for convenience and reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions thereof and do not form part of this Agreement.

27. Notwithstanding anything hereinbefore contained the parties hereto further agree as follows:

(i) In respect of each payment of purchase price or any part thereof required to be made hereunder, the party making such payment ("the Payer") shall deliver to the party to whom such payment is to be made ("the Payee") on the date on which such payment is required to be made hereunder a cashier order issued by a licensed bank in Hong Kong or a cheque of the Purchaser's solicitors in favour of the payee for the relevant amount.

(ii) Where the purchase price or any part thereof is required to be applied by the Payee to discharge an existing mortgage, charge or incumbrance, or to pay any person(s) who will be a party to the assignment on completion of the sale and purchase herein, the Payee or the Payee's solicitors shall be entitled, by giving the Payer or the Payer's solicitors prior notice in writing, to require the Payer to split such payment and deliver to the Payee's solicitors one or more cashier order(s) or one or more cheques of


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

        Purchaser's solicitors issued in favour of the person(s) or party(ies) entitled to such payment(s) and a separate cashier order or cheque of the Purchaser's solicitors in favour of the Payee for the balance. The provisions of paragraph (i) above shall apply to such cashier orders or cheques of the Purchaser's solicitors.

(iii) The Payer shall not be deemed to have discharged the obligations to make payment hereunder unless in making such payment, the Payer also complies with the provisions of this Clause.

28.(a) The Vendor shall also on completion deliver all those fitting and fixtures which are presently located or installed in the Property ("the Fitting and Fixture") to the Purchaser. The Vendor does not give any warranty as to the quality condition or otherwise of the Fitting and Fixture at the date hereof or one Completion, and the Purchaser shall take them in the state as they are at the date of Completion. The Vendor hereby warrants that he has good right and title to sell the Fitting and Fixture and that none of the Fitting and Fixture is subject to any charge, lien, hire-purchase agreement or any other incumbrances whatsoever.

(b) For the avoidance of doubt it is hereby expressly agreed between the parties hereto that failure by the Vendor to deliver the Fitting and Fixture or any part thereof does not entitle the Purchaser to rescind this Agreement and the Purchaser must complete the sale purchase hereunder.


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

29.(a) Without affecting the generality of other clauses of the Agreement, the Vendor declares and warrants that the Vendor is the sole legal and beneficial owner of the Property and there is no other person or occupier having any beneficial interest in the Property and that the Vendor agrees to allow the Purchaser to inspect the Property at the time convenient to both the Vendor and the Purchaser on the completion date but in any event at least one hour earlier that the time or deadline for completion as set out in other Clauses hereof.

        (b) The Vendor has been advised by the Vendor's Solicitors to expressly inform the Vendor's Solicitors or the Purchaser if there are occupiers in the Property having any beneficial interest in the Property.

        (c) The Purchaser has been advised by the Purchaser's Solicitors that the Purchaser should make his own inquiry with the Vendor or occupiers (if any) of the Property to verify the declaration and warranty prior to completion and to inspect the Property on the completion date as mentioned in Sub-clause (a) above.

        (d) In the event of any third party claiming a beneficial interest to the Property, whether legal or equitable, whether by issuing a writ of summons or by registering his beneficial interest in the Land Registry against the Property, on or before Completion the Vendor shall return the deposit paid herein to the Purchaser and without prejudice to the Purchaser's right to claim against the Vendor for all losses and damages sustained by the Purchaser by reason of the Vendor's failure and or inability to complete the sale in accordance with the terms hereof and it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution.

        30. The Vendor and the Purchaser hereby warrants and represents to and undertakes with the other that the information specified in Section 29B(5) of Stamp Duty (Amendment) Ordinance 1992 as contained herein are in all respects accurate.

        31. It is hereby certified that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds HK$3,500,000.00.

        32. Subject to the provisions herein contained, the Purchaser shall be entitled to sell or otherwise dispose of the Property. The Purchaser shall also be entitled to let licence mortgage or charge the Property provided that such letting, licensing, mortgage or charge shall only be done by the Purchaser with the prior written consent of the Vendor and in strict compliance with any condition imposed by the Vendor in connection therewith and Provided Always that such consent shall not be unreasonably withheld and such condition imposed shall not be unreasonable.

        33. In the event that the Purchaser shall cease to work for the Vendor for any reason other than early retirement approved by the Vendor, death or disability before the normal retirement age set by the Vendor, that is to say, the age of 65 ("the Normal Retirement Age"), the Purchaser shall as beneficial owner sell and the Vendor shall purchase the Property free from any encumbrances and with vacant possession at a price equivalent to the aggregate total of the following:

                (a)     the Price set out in part II of the Schedule hereto;

                (b) interest at the rate of 2% over the prime rate from time to time quoted by The Hongkong and Shanghai Banking Corporation Limited calculated from the date of completion of the sale and purchase hereof up to the date of completion of such repurchase by the Vendor; and

                (c) the amortized value of any capital improvements the Purchaser has then made to the Property,

        and the sale and purchase shall be completed within ninety days from the date of the Purchaser's cessation to work for the Vendor. In the event that there shall be any disagreement as to the said amortized value of capital improvements, the same shall be referred to an independent surveyor to be specified by the Vendor and the opinion of such independent surveyor as to the amortized value shall be final and conclusive and binding on the parties hereto. The fees and disbursements charged by the independent surveyor so appointed pursuant to this Clause shall be borne and paid by the Purchaser absolutely but all the stamp duty arising from the sale and purchase pursuant to this Clause shall be borne and paid by the Vendor absolutely.

        34. Save such circumstances as provided in Clause 33 hereof, in the event of the Purchaser (which expression shall for the purpose of this Clause where the context so permits include his executors, administrators, heirs, devises, and persons entitled to his estate under the law of intestacy) wishes to sell or otherwise dispose of the Property at any time hereafter, the Purchaser shall offer to sell or dispose of the same to the Vendor free from the encumbrances and with vacant possession at the then current market value of the Property in which event the Vendor shall within thirty days upon receipt of the Purchaser's written notification of his intention to sell or to dispose of the Property give written notice to the Purchaser or his duly authorized legal representative indicating whether the Vendor wished to repurchase the same on conditions as set out in this Clause, and in default of the Vendor doing so as aforesaid, the Vendor shall for all intents and purposes be deemed to have waived and/or given up and/or relinquished all or any right to repurchase the Property which the Vendor may have by virtue of the provisions herein contained or otherwise. In the event that there shall be any dispute as to the then current market value of the property for the purpose aforesaid, it shall be conclusively determined by an independent valuer or surveyor to be agree on the by the Vendor and the Purchaser and in default of such agreement a surveyor to be appointed by the Chairman of The Royal Institution of Chartered Surveyors (Hong Kong Branch) or in default of such appointment by the President of the Hong Kong Institute of Surveyor or equivalent professional body provided always that the cost and disbursement of such independent valuer or surveyor shall be borne and paid by the Purchaser solely. In the event that the Vendor validly exercised its right to repurchase the Property in accordance with the provisions aforesaid , the Vendor and the Purchaser shall within seven days of the determination by the independent valuer or surveyor of the then current market value of the Property or within seven days of the receipt by the Purchaser or his duly authorized legal representative of the Vendor's written notice that it wishes to repurchase the Property on the conditions as aforesaid, whichever is later, enter into a binding agreement to re-convey the Property to the Vendor within 30 days from the date of the agreement and such agreement for sale and purchase shall as far as possible contain the terms and conditions in the form of those as set out in Clauses 1 to 31 and for the avoidance of doubt the Purchaser shall be at liberty to choose any firm of solicitors to represent him in the sale.

        35. For avoidance of doubts, the Purchaser shall be entitled to devise the Property to the Spouse and the Children or any of them but subject nevertheless to the conditions provided in Clause 34 hereof.

        36. The Spouse and the Children hereby jointly and severally agree to join in this Agreement and confirm acknowledge and declare that the conditions set out in Clause 34 hereof shall be binding on each and all of them in the event that the Property shall be vested in them or any of them under the will of the Purchaser or under the laws of intestacy upon the Purchaser's death.

        37. The Purchaser shall at all times keep the Property and the fittings and fixtures therein in good repair and condition and at all times observe and comply with any provisions in the Deed of Mutual Covenant and the Crown Lease and duly and punctually pay all rates, management fee and other outgoings payable in respect of the Property.

        38. The Purchaser shall until the extinguishment of all possibilities for the Vendor to be entitled to purchase the Property in accordance with the provisions hereof or to the right of the first refusal to purchase the Property in accordance with the provisions contained herein effect and maintain insurance of the Property against loss or damage by fire or explosion or such other risks as the Vendor may require in its full reinstatement value with some reputable insurance company as the Vendor shall first approve of in writing and shall duly and punctually pay all premia or sums of money necessary for such purpose and will not do or cause or suffer anything to be done whereby such policy or policies may become void or voidable and in the event of loss or damage to the Property the Vendor shall use the proceed from insurance to re-build or repair the Property and shall reinstate to its original state and if any of the obligations under this Clause are not performed by the Purchaser, the Vendor shall be at liberty to arrange for any of such obligations to be performed at the cost and expense of the Purchaser and the Purchaser shall forthwith fully indemnify the Vendor and keep the Vendor so indemnified for all such cost and expense.

        39. The Vendor hereby agrees and undertakes that in the event of the Vendor electing not to exercise the right to re-purchase or otherwise refuse to purchase the Property from the Purchaser pursuant to Clauses 34 hereof, the Vendor shall at the request of the Purchaser furnish forthwith to the Purchaser at the Vendor's costs and expenses such document(s) and/or proof of is refusal or lapse of the first right of refusal in relation to the re-purchase of the Property by the Vendor pursuant to Clauses 34 hereof.

        40. In this Agreement, the expression "the Purchaser" shall include the person named in part I of the Schedule hereto and where the context admits his personal representative(s) and "the Vendor" shall include the corporation named in Part I of the Schedule hereto and where the context admits also its successors and assigns.

                        THE SCHEDULE ABOVE REFERRED TO

                                    PART I

            (The Vendor the Purchaser the Spouse and the Children)

The Vendor:     American International Assurance company Limited (Company
                Registration No. 2047(INS) and business Registration No.
                00003901-000) whose registered office is situate at AIA
                Building, 1 Stubbs Road, Hong Kong.

The Purchaser:  Mr. Tse Sze Wing Edmund (holder of Hong Kong Identity Card No.
                B400094(9)) of Flat 10C, 10 Headland Road, Hong Kong.

The Spouse:     Tse Wai Pik Kin (holder of Hong Kong Identity Card No.
                B245249(4)) of Flat 10C, No. 10 Headland Road, Hong Kong.

The Children:   Tse Koon Hang Ada (holder of Hong Kong Identity Card No.
                G248570(1)) and Tse Koon Ming Elaine (holder of Hong Kong
                Identity Card No. G447810(9)) of Flat 10C, No. 10 Headland Road,
                Hong Kong.

                                     PART II

                             (the Price - Clause 2)

Price: DOLLARS TWO MILLION NINE HUNDRED AND TWO THOUSAND EIGHT HUNDRED AND EIGHTEEN (HK$2,902,818.00) Hong Kong Currency.

                                    PART III

                            (the Deposit - Clause 3)

            Amount of Deposit/Further Deposits        Date of Payment
            ----------------------------------        ---------------
            Deposit:    HK$290,281.80                on the signing hereof.

                                     PART IV

                        (the Completion date - Clause 4)

Completion Date: within one month from the signing hereof, that is on or before

                                     PART V

                           (the Property - Recital A)

1.(a)   Description, Address, Lot Number, Sections and Undivided Shares etc.:
        ALL THOSE 3,327 equal undivided 46,954th parts of shares of and in ALL THOSE pieces or parcels of ground situate lying and being on Hong Kong Island and registered in the Land Registry as Rural Building Lot Nos.688 and 687 ("the Land") And of and in the messuage erections and buildings erected thereon known at the date hereof as No. 9 Headland Road (previously known as No. 10 Headland Road) and No. 10 Headland Road (previously known as No. 9 Headland Road) ("the Estate") TOGETHER with the exclusive right and privilege to hold use occupy and enjoy ALL THAT UNIT 10C (also known as Unit 3) on the GROUND FLOOR and the FIRST FLOOR and the Carparks Nos.23 and 24 of the Estate which said Units and the Carparks are shown on the Plan annexed hereto and thereon coloured Pink.

(b) Easements and other appurtenant rights, if any: Together with such rights, rights of way, easements and other appurtenant rights as are more particularly described in an Assignment registered in the Land Registry by Memorial No. 236232 ("the said Assignment").

(c)     Exceptions and reservations, etc,:

        Subject to such rights, rights of way, exceptions and reservations as are more particularly described in the said Assignment.

2.A     The Crown Lease

        (a) Date:       28th January 1955

        (b) Parties:    Queen Elizabeth II of the one part and American
                        International Underwriters, Limited of the other part.

        (c) Term:       75 years commencing from 5th July 1947 with right of
                        renewal for one further term of 75 years.

        (d) Lot No.:    Rural Building Lot No. 687

        (e) Variation:  as varied by a Deed of Variation of Crown Lease dated
                        10th October 1983 and registered in the Land Registry by Memorial No. 2494257.

B       Crown Lease:

        (a) Date:       28th January 1955.

        (b) Parties:    Queen Elizabeth II of the one part and American
                        International Assurance Company, Limited of the other part.

        (c) Terms:      75 years from 5th July 1947 with a right of renewal for
                        one further term of 75 years.

        (d) Lot No.:    Rural Building Lot No. 688

        (e) Variation:  as varied and modified by a Deed of Variation of Crown
                        Lease dated 10th October 1983 and registered in the Land Registry by Memorial No. 2494258.

                                   PART VI

The following additional information are provided for the purposes of Section 29B(1) of Stamp Duty (Amendment) Ordinance 1992 ("the Ordinance"):

1. The Property is a residential property within the meaning of Section 29A(1) of the Ordinance.

2.(A) The date of the preceding unwritten sale agreement or agreement for sale made between the same parties on same terms is _____________________.

(B)     Amount or value of any other consideration (excluding legal expenses):
        __________________________________________


        i)      Estate agent commission payable by the Vendor.

                (a) Amount HK$: Nil

                (b) Name of the Agent: not applicable

                (c) Address of the Agent: not applicable

                (d) Identification No.: not applicable

                                       or

                (e) Business Registration No: not applicable

        ii)     Estate agent commission payable by the Purchaser.

                (a) Amount HK$: Nil

                (b) Name of the Agent: not applicable

                (c) Address of the Agent: not applicable

                (d) Identification No. : not applicable

                                       or

                (c) Business Registration No.: not applicable

        iii)    Other consideration payable by the Vendor.

                (a) Amount HK$: Nil

                (b) Relates to: not applicable

                (c) The Recipient: not applicable

                (d) Address: not applicable

                (e) Identification No.: not applicable

                                       or

                (f) Business Registration No.: not applicable

        (iv)    Other consideration payable by the Purchaser.

                (a) Amount HK$: Nil

                (b) Relates to: not applicable

                (c) The Recipient: not applicable

                (d) Address: not applicable

                (e) Identification No.: not applicable

                                       or

                (f) Business Registration No.: not applicable

SEALED with the Common              )
                                    )
Seal of The Vendor                  )


the Vendor and SIGNED by            )
                                    )
G.R.S. Crichton                     )
                                    )
                                    )        /s/ G.R.S. Crichton [SEAL]
                                    )
(I.D. Card XD520592)                )
                                    )
in the presence of:                 )


/s/[Illegible]


SIGNED SEALED DELIVERED by          )
                                    )
the Purchaser                       )
                                    )        /s/ Tse Sze Wing Edmund
(Holder of Hong Kong                )
                                    )
Identity Card No. B400094(9)        )

in the presence of:


/s/ Gerald TO

GERALD TO

Solicitor

Hong Kong

SIGNED SEALED DELIVERED by          )
                                    )
the Spouse                          )
                                    )
(Holder of Hong Kong                )        /s/ Tse Wai Pik Kin
                                    )
Identity Card No. B245249(4)        )
                                    )
in the presence of:                 )


/s/ Gerald TO

GERALD TO

Solicitor

Hong Kong


SIGNED SEALED DELIVERED by          )
                                    )
the Children, Tse Koon              )
                                    )
Hang Ada (Holder of Hong            )        /s/ Ada Koon Hang Tse
                                    )
Kong Identity Card No.              )
                                    )
G248570(1)) and Tse Koon            )
                                    )
Ming Elaine (Holder of Hong         )        /s/ Elaine Koon Ming Tse
                                    )
Kong Identity Card No.              )
                                    )
G447810(9)                          )

in the presence of:


/s/ Gerald TO

GERALD TO

Solicitor

Hong Kong

        RECEIVED the day and year first above written of and from the Purchaser the above-mentioned deposit of HK$290,281.80.

                              /s/ G.R.S. Crichton
                              -------------------
                                                 the Vendor

                          CLARIFICATION OF AGREEMENT

        Clarification of Agreement, dated November 25, 1996 (the "Agreement"), among American International Assurance Company, Limited, Tse Sze Wing Edmund, Tse Wai Pik Kin, Ada Koon Hang Tse and Elaine Koon Ming Tse.

        This letter confirms our understanding that Purchaser may not sell or otherwise dispose of the Property pursuant to Paragraph 34 of the Agreement until the Purchaser ceases to work for Vendor as a result of retirement at normal retirement age, an early retirement approved by Vendor, death or disability before normal retirement age. All capitalized and undefined terms used herein have the meanings specified in the Agreement. Please acknowledge this clarification by signing below.

Dated: March 19, 1998

                               American International Assurance
                               Company, Limited

                               By:/s/ G.R.S. Crichton
                               Name: G.R.S. Crichton
                               Title: Senior Vice President and General Counsel

 /s/   Tse Sze Wing Edmund
--------------------------
Tse Sze Wing Edmund

 /s/    Tse Wai Pik Kin
--------------------------
Tse Wai Pik Kin

 /s/   Ada Koon Hang Tse
--------------------------
Ada Koon Hang Tse

/s/   Elaine Koon Ming Tse
--------------------------
Elaine Koon Ming Tse